EXHIBIT 21.1

                       SUBSIDIARIES OF TRENWICK GROUP LTD.

      Name of Subsidiary(1)                                        Jurisdiction of Incorporation
      ---------------------                                        -----------------------------
Trenwick (Barbados) Ltd.                                           Barbados
     Trenwick America Corporation                                  Delaware
     Trenwick Services, Inc.                                       Delaware
     Trenwick America Reinsurance Corporation                      Connecticut
     Drayton Company Limited                                       Bermuda  (Inactive)
     The Insurance Corporation of New York                         New York
     Dakota Specialty Insurance Company                            North Dakota
     ReCor Insurance Company Inc.                                  New York (Inactive)
     Chartwell Advisers Limited                                    United Kingdom
     Canterbury Financial Group, Inc.                              Connecticut

Trenwick Holdings Limited                                          United Kingdom
     Trenwick Management Services Limited                          United Kingdom
     Trenwick International Limited                                United Kingdom
     Specialist Risk Underwriters Limited                          United Kingdom

Trenwick Services Ltd.                                             Bermuda (Inactive)
     Trenwick Guaranty Insurance Company Ltd.                      Bermuda (Inactive)

LaSalle Re Holdings Limited                                        Bermuda
     LaSalle Re Limited                                            Bermuda
     LaSalle Re (Services) Limited                                 Bermuda
     LaSalle Re Corporate Capital Limited                          Bermuda
     LaSalle Re (Barbados) Ltd.                                    Barbados
     Oak Dedicated Limited                                         United Kingdom
     Oak Dedicated Two Limited                                     United Kingdom
     Oak Dedicated Three Limited                                   United Kingdom

Trenwick UK Holdings Limited                                       United Kingdom
     Trenwick Managing Agents Limited                              United Kingdom
     Archer Dedicated plc                                          United Kingdom
     ADIT Holdings Limited                                         United Kingdom
     Oak Dedicated Four Limited                                    United Kingdom

Trenwick UK plc (and subsidiaries)                                 United Kingdom

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(1)   All of the subsidiaries are 100% direct or indirectly owned by Trenwick
      Group Ltd.